SHAREHOLDERS' AGREEMENT


                  THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is dated as of _____ March, 2002, (the "Effective Date") by and among Scandinavian Energy Finance Limited, an Irish corporation (the "Company"), Endoray Investments, B.V., a Dutch company ("USE") which is a wholly owned subsidiary of US Energy Systems, Inc. ("USE Parent"), USE Parent, EIC Investments (Jersey) Limited a Jersey company ("EIC") which is a wholly owned subsidiary of A & A EIC Electricity Investment Company, a Swiss corporation ("EIC Parent"), and EIC Parent. Each of the parties to this Agreement (other than the Company and EIC Parent) and any other individual, corporation, partnership, trust, unincorporated organization or a government or any agency or political subdivision thereof (a "Person") who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Shareholder."

                                    RECITALS


        A. WHEREAS, the Shareholders have formed the Company in order to pursue the financing (debt and/or equity) development, ownership, management and operation of private heating direct systems in Sweden.

        B. WHEREAS, as of the date hereof, USE Parent has subscribed for 2 ordinary shares of the Company of (euro)1 each ("Ordinary Shares") at par, USE has subscribed for 50,998 Ordinary Shares at par and EIC has subscribed for 49,000 Ordinary Shares at par.

        C. WHEREAS, USE has made a capital contribution to the Company comprising 51,338,544.60 Swedish Kronor and 167,976 USE Parent Common Shares and EIC has made a capital contribution to the Company comprising 56,056,623.5 Swedish Kronor.

        D. The Company and the Shareholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to their Ordinary Shares (whether issued or acquired hereafter, including all Ordinary Shares issuable upon the exercise of warrants, options or other rights to acquire Ordinary Shares, or upon the conversion or exchange of any security ("Rights")).

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       MANAGEMENT

             1.1 Management. The management of the Company shall be conducted in accordance with the provisions of this Agreement and the provisions of the

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Articles of Association, as amended (as amended and as may be amended from time to time, the "Articles"), of the Company.

            1.2   Board of Directors; Board Composition; Removal and Vacancies.

                        (a) Number of Directors. The Board of Directors of the Company (the "Board") shall be comprised of five directors (the "Directors") who shall be elected and removed as set forth in subsections (b) through (d) below. A Director need not be a Shareholder.

                        (b) Election of Directors. USE and EIC shall have the right to designate three individuals and two individuals, respectively, as nominees for election as Directors and as directors of any future direct or indirect subsidiary of the Company (a "Future Subsidiary"). A Shareholder entitled to designate Directors pursuant to the immediately preceding sentence shall be referred to as a "Designating Shareholder." The Shareholders hereby agree to vote their respective Ordinary Shares in favour of the election of the Directors designated by each Designating Shareholder. If, at any time, a Designating Shareholder shall notify the Company and the other Shareholder in writing of such Designating Shareholder's desire to have removed from the Board any Director designated by such Designating Shareholder, the Shareholders shall, subject to the Companies Acts 1963 to 2001, (i) meet within five (5) days after the date of such notice for the purpose of considering such removal and (ii) vote at the meeting considering such removal their respective Ordinary Shares in favour of such removal; provided that the Director to be removed shall continue to hold office until so removed. Subject to the Companies Acts 1963 to 2001, a Director may only be removed from the Board with the written consent of the Designating Shareholder who designated such Director.



                        (c) Board of Directors. The Board of the Company as of the Subscription Time will consist of the following persons:


           ------------------------------------------------ ----------------------------------------
                          Name of Directors                         Designating Shareholder
           ------------------------------------------------ ----------------------------------------
           Goran Mornhed                                                      USE
           ----------------------------------------------- -----------------------------------------
           Allen J Rothman                                                    USE
           ----------------------------------------------- -----------------------------------------
           Michael Ryan                                                       USE
           ------------------------------------------------ ----------------------------------------
           Dominique Candrian                                                 EIC
           ------------------------------------------------ ----------------------------------------
           Marcel Bruehwiler                                                  EIC
           ------------------------------------------------ ----------------------------------------


                  Each of such persons shall hold office until such person's death, resignation or removal or until such person's successor shall have been duly designated, where applicable, and elected by the Shareholders.

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                       (d) Vacancies; Action by Shareholders.  If a vacancy is
created on the Board by reason of the death, disability, removal or resignation of any Director, the Shareholder, which, under Section 1.2(b), is entitled to designate such Director, shall be entitled to designate a new nominee to serve as Director. Upon notice from such Designating Shareholder to the Company and the other Shareholder, the Shareholders shall (i) meet within five (5) days of such notice for the purpose of considering the election of the designated nominee to fill such vacancy and (ii) vote their Ordinary Shares in favour of such nominee.

          1.3 Voting Requirements for Required Matters. The only matters to be submitted to the Shareholders shall be matters expressly required to be submitted to the Shareholders pursuant to this Agreement or the provisions of the Laws of Ireland ("Irish Law"). Notwithstanding any other provision of this Agreement to the contrary, the Board shall not without the approval of at least four of the Directors at a properly convened Board meeting or a written resolution of the Board, take any of the following actions on behalf of the
Company:

1.      Demand additional capital from the Shareholders

2. Borrow money or guarantee the obligations of any Person not in the ordinary course of business, or mortgage, pledge or grant a security interest in assets not in the ordinary course of business, in any one transaction or a series of related transactions.

3. Enter into a transaction or agreement with an Affiliate of a Shareholder or amend any such agreement other than as specifically set forth in this Agreement.

4. Make unbudgeted acquisitions or loans, not in the ordinary course of business.

5.      Dispose of assets not in the ordinary course of business.

6. Enter into any contract not in the ordinary course of business which requires unbudgeted expenditures, loans, commitments or liabilities.

7. Authorise or issue any additional Ordinary Shares or other equity interests of the Company or any option or warrant to purchase such equity interests.

8.      Engage in a business activity other than the Business.

9. Commence any process of dissolution, liquidation, winding up, insolvency , examinership or voluntary bankruptcy.

10.     Approve any merger or consolidation of the Company.

11.     Form any subsidiary.

12. Amend or modify any credit agreement or implement any change in capital structure not in the ordinary course of business.

13. Commence or settle any litigation that involves an amount in excess of $100,000.

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

14.     Engage or terminate principal auditors or attorneys of the Company.

15.     Approve or adopt the Company's annual budget.

16. Obtain approval for any Company budget and any material expenditures that deviate from the Company's budget during any Probation Period. A "Probation Period" is any period that commences when the Company's financial results, as reflected in an annual audited financial statement for the Company, differ materially adversely from the Company's pro forma projections (the projections for 2002 - 2022 are annexed hereto in Schedule 2) and terminates when the Company's financial results are no longer below the thresholds in such projections.

17.     Change or modify the dividend policy of the Company as provided for at
        Section 1.10.

18. Take any material action or exercise or waive any material right with respect to Gigantissimo 2321 A.B. or any of its Affiliates provided that in the event Goran Ernston exercises his rights under section 5.1 of the Agreement between Goran Ernston and the Company dated March 2001 (the "Security Holders' Agreement"), the Shareholders will cause the directors designated by them to cause the Company to meet its obligations under such section and exercise the Company's option on Mr. Ernston's shares if necessary to comply with such provision and thereafter to sell such shares subject to a new option substantially similar to the Ernston option and Lantbrukskredit AB's approval rights unless four directors vote for the Company to retain the shares.

19. Such other matters as the Shareholders or their designated Directors shall by mutual consent determine as being appropriate.

20.     Repurchase or redemption of the Company's shares by the Company.

21. Take any material action or exercise or waive any material right with respect to the Company's financing agreements with Lantbrukskredit AB.

22. Cause or request a change in the name of the Company or any entity which is directly or indirectly financed by the Company.

The matters required to be submitted to the Shareholders pursuant to this
Section 1.3 are referred to herein as the "Required Matters." For the purpose of this Section 1.3, "in the ordinary course of business" shall mean business which is substantially and materially consistent with the pro forma financial projections of the Company as set out in Schedule 2 to this Agreement.

The Company shall acquire an option from Goran Ernston to acquire his share in Gigantissimo 2321 AB. In the event such option is exercised, the Company will acquire Mr. Ernston's rights and assume Ernston's obligations under the shareholders' agreement respecting Gigantissimo 2321 AB including, without limitation, his right to nominate up to five members of the Gigantissimo 2321 AB board. In the event the Company nominates members of the Gigantissimo 2321 AB

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
board, the Company's shareholders shall have the right to cause the Company to nominate, remove and replace the Company's representatives to the Gigantissimo 2321 AB board in the same manner that the Shareholders nominate remove and replace members of the Board pursuant to Section 1.2 hereof. Thus, for example, if the Company had the right to nominate five members of the Gigantissimo 2321 AB board as of the date of this Agreement, USE would have the right to cause the Company to nominate three USE designees, and EIC would have the right to cause the Company to nominate two designees. Further, in the event the Company's designees on the board of Gigantissimo 2321 AB or the Company as shareholder is required to vote on a matter described in Section 1.3 hereof as it relates to Gigantissimo 2321 AB, the Company's designees and the Company shall, to the maximum extent permissible under applicable law, affect the determination of the matter by Gigantissimo 2321 AB as if the decision to vote in favour or against the matter were taken in accordance with Section 1.3 hereof. Notwithstanding the above, a shareholder of the Company owning at least 30% of the shares of the Company shall have the right to designate at least one member of the board of Gigantissimo 2321 AB.

                  1.4         Procedure In The Event of Deadlock

                          (a)        Where:

                                        (i)      a proposed  transaction or
course of action by the Company requires the consent of at least four Directors pursuant to this Agreement or otherwise;

                                        (ii)     any two directors refuse to
provide the consent within ten Business Days of being first asked to do so; and

                                        (iii)    in the reasonable opinion of
USE or EIC, the inability of the Company to proceed with the proposed transaction or course of action has the effect of preventing the Company from continuing to achieve its business purposes,

or where a quorum is not present at two successive Board meetings duly convened, either USE or EIC may give the other Shareholder written notice (a "Deadlock Notice") to the effect that a deadlock exists.

                        (b) Within five business days of the service of a Deadlock Notice, USE or EIC shall cause its nominees on the Board to prepare and circulate to the other and the other Directors a written statement setting out its position on the matter in dispute and its reasons for adopting such position (each a "Position Statement"). Each Position Statement shall be considered by a senior executive (e.g. Managing Director, Chief Executive Officer or President) of USE and EIC then holding office who shall respectively use their reasonable endeavours to resolve such dispute. If they agree upon a resolution or disposition of the matter, they shall jointly execute a statement setting forth the terms of such resolution or disposition and USE and EIC shall exercise the voting rights and other powers of control available to them in relation to the Company to procure that such resolution or disposition is fully and promptly carried into effect.

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
                        (c) If a resolution or disposition is not agreed in accordance with the provisions of Section 1.4(b) within 14 days after delivery of both Position Statements, or such longer period as USE and EIC may agree in writing, the matter(s) in dispute shall be referred to, and settled by, an independent person acting as an expert (the "Expert"), whom shall be appointed by agreement between USE and EIC or, in default of agreement between USE and EIC , by the President for the time being of the Law Society of Ireland. The Expert shall be a person familiar with corporate finance and corporate governance issues and, if feasible, the energy sector.

                        (d) The Expert's determination shall be conducted on an expedited basis such that the issues submitted are not rendered moot.

                        (e) Pending the submission in accordance with Section 1.4(c) and thereafter until the Expert makes his award, the Shareholders shall continue to perform their obligations hereunder, without prejudice to a final adjustment in accordance with any award made by the Expert.

                        (f) In a reference, the Expert shall act as an expert and not as an arbitrator.

                        (g) The decision of the Expert, in the absence of fraud or manifest error, shall be final and binding on both parties.

                        (h) The Shareholders shall bear the Expert's costs equally;

                        (i) The Shareholders shall with reasonable expedition endeavour to agree any terms of reference of the Expert or procedures relating to the determination (failing which the Expert shall determine his own terms of reference and the procedures to be applied to the determination of any dispute pursuant to this Section); and

                        (j) Each Shareholder shall promptly furnish to the Expert all such assistance, documents, information and personnel as the Expert may require for the purpose of the determination.

        1.5 Approval of Required Matters Relating to Varmeland Teknik AB and Narvarme Svergie AB Transactions. The Board has approved the execution, delivery and performance of the agreements and instruments and other actions relating to the financing of the Swedish district heating projects being purchased from the Varmeland Teknik group (the "Swedish district heating transaction") set forth in the resolution annexed at Schedule 1 to this Agreement. USE has been advised by the Company's Swedish counsel that Schedule 1A contains a list of all the material agreements and instruments relating to the Swedish district heating transaction, however, EIC also acknowledges that it has had the opportunity to make inquiry with the Company's Swedish counsel concerning the completeness and accuracy of this Schedule. USE hereby warrants that all agreements and instruments relating to the Company and the Swedish district heating project financing, to which the Company is a party as at the date hereof, are referred to in Schedule 1 to this Agreement.

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

        1.6 Limitation on Management Power. Notwithstanding anything set forth herein or in the Articles and without limiting the authority of the Board to oversee the management of the Company, no officer or employee of the Company shall take any of the following actions without the prior approval of the Board and, in the case of the actions described in Section 1.3, the required vote of the Board: (i) change the line of business or enter into any new line of business; (ii) retain any attorney or accountant to represent or provide services to the Company; (iii) authorise or enter into any agreement or arrangement between the Company and any of its officers, Directors, Shareholders or Affiliates; (iv) the Required Matters; or (v) agree to do any of the foregoing.

        1.7 Directors' Expenses. The Company shall reimburse directors for all reasonable out-of-pocket expenses incurred in connection with their attendance or participation at Board meetings or other Company related business.

        1.8 Action by Shareholders and Directors. Each Shareholder shall vote its Ordinary Shares and take such other action, and cause its nominees to take such action, as is necessary or appropriate in its capacity as Shareholder, officer and/or director of the Company to carry out the provisions of this Agreement.

       1.9  Additional Capital.

            (a) Notice. If at any time and from time to time, the Board determines by vote as required by Section 1.3 above that the Company requires additional funds (the "Additional Capital") in excess of its then existing capital, written notice shall be given to each Shareholder of (i) the total amount of Additional Capital required, (ii) the reason the Additional Capital is required, (iii) each Shareholder's proportionate share of the total Additional Capital (determined in accordance with this Section), and (iv) the date each Shareholder's Additional Capital is due and payable, which date shall be no sooner than thirty (30) days after the notice has been given.

             (b) Shareholder's Share. A Shareholder's proportionate share of the total Additional Capital shall be equal to the product obtained by multiplying the total Additional Capital required by (i) the number of Ordinary Shares held by such Shareholder divided by (ii) the total number of Ordinary Shares outstanding and the shares issued by the Company to each Shareholder, in return for the Additional Capital shall be the same class of shares as already held by that Shareholder..

             (c) Form of Payment. A Shareholder's proportionate share of the Additional Capital shall be payable in cash or by certified check, wire transferred federal funds of bank cashier's check or in such other form as the Board approves by unanimous vote.

             (d) Issuance of Additional Shares. At the discretion of the Board, the Additional Capital may be payable to the Company in return for the issue of new shares or as a capital contribution. Should the Board determine that the Additional Capital will be payable in return for new shares, the Shareholders shall vote their shares in favour of all resolutions required to authorise the

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

issue of additional shares in exchange for the Additional Capital as follows:

                                  (i) The Company shall issue to each
                                      Shareholder one Ordinary Share for
                                      every euro such Shareholder provides
                                      to the Company pursuant to this Section.

             (e) Notwithstanding anything to the contrary in this Agreement, if the Company requires [short term] funding in order to achieve its purposes and:

                                  (i)  the Company is unable to obtain such
                                       funding (debt or equity) from third
                                       parties because the Directors do not
                                       approve such funding pursuant to
                                       Section 1.3 hereof or for other reasons;
                                       and

                                  (ii) the Directors do not approve a capital
                                       call from the shareholders pursuant to
                                       Section 1.3 and 1.9(a) hereof;

                          then the shareholder whose directors voted in favour
of the capital call may either (A) fund an unsecured loan to the Company which shall not exceed the Company's cash requirements to achieve its purposes but in no event be more than twenty percent of the total shareholder's capitalisation of the Company which shall bear an interest rate not in excess of 15% per annum compounded semi-annually and which shall be paid from the Company's cash as and when available before any dividends are made available or (B) make equity funding in the form of a share subscription for Ordinary Shares at par and the reminder in the form of a capital contribution but in no event shall such equity funding exceed the Company's cash requirements to achieve its purpose and result after such funding in either USE or EIC holding more than 60% of the issued and outstanding Ordinary Shares of the Company. The shareholder whose directors voted against the capital call referred to above shall vote all of its shares in the Company and direct its nominee directors to vote in favour of any resolutions required to give effect to the provisions contained in this paragraph 1.9(e).

               1.10 Dividends. It is the intent of the Shareholders that the primary source of their investment return in connection with this Agreement shall be dividends and any other distributions from the Company which may include, without limitation to the generality of the foregoing, loans to the Shareholders and the repayment of capital contributions. Accordingly, the Shareholders shall cause the Company to adopt appropriate policies of declaring dividends at the highest level permitted by applicable law, consistent with prudent business practices and having due regard for relevant business, taxation, working capital, banking covenant and operational requirements.

               1.11 Maintenance of Books and Records; Accounts and Accounting Method. Unless otherwise agreed, the Board shall cause the Company to keep full and accurate accounts of the transactions of the Company in proper books and records of account which shall set forth all information required by Irish law. Such accounts shall be maintained in accordance with Generally Accepted

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

Accounting Principles. For purposes of this Agreement, "Generally Accepted Accounting Principles" means the generally accepted accounting principles in effect in Ireland from time to time. Such books and records shall be available, upon two (2) business days' notice to the Company, for inspection and copying at reasonable times during business hours by any Shareholder or its duly Authorised agents or representatives for any purpose reasonably related to such Shareholder's interest as a Shareholder of the Company.

               1.12 Financial Statements. Promptly after the end of each fiscal quarter, the Company shall have prepared, and delivered to each Shareholder, a quarterly set of primary financial statements for the Company. This set of primary financial statements shall include (i) a balance sheet reflecting the assets, liabilities and capital accounts, comparative to the prior year and the prior year-end, and (ii) statements of operations for the quarter and year-to-date, comparative to the prior year. Upon the request of any Shareholder, the Board shall cause the annual financial statements to be examined by the Company's independent auditor and submitted for adoption at the annual meeting of Shareholders.

               1.13 Additional Information. Upon the request of any Shareholder , the Company shall prepare additional periodic or special reports of accounts and/or business activity considered necessary by such equity holder, including but not limited to, detailed reports of sales by location, detailed expense reports, reports of capital expenditures, details of assets and liabilities, and non-financial statistical and ratio data.

               1.14 Minutes of Meetings. The minutes of all proceedings and copies of resolutions adopted at meetings of the Shareholders or the Board of the Company shall be duly entered in the minute books which shall be kept at the executive offices of the Company.

               1.15 Service Agreements. The Company shall enter into a financial service agreement with EIC or its Affiliate or their subcontractor pursuant to which EIC shall perform certain financial, risk management and asset management services for the Company. Further, USE or its Affiliate or their subcontractor shall enter into a technical service agreement with Gigantissimo 2321AB pursuant to which USE shall perform certain technical operations and management consulting services for Gigantissimo 2321 AB. Notwithstanding the above, both service agreements are subject to Board approval pursuant to Section
1.3 hereof. The Shareholders shall cause the Directors designated by them to approve the service agreements and any renewal or modifications thereof provided the terms and conditions are arms length and are substantially consistent with the pro-forma financial statements annexed hereto at Schedule 2, including fee caps, to assure such consistency. The service agreements shall have a term which is consistent with the reporting period of the Company, it being understood that the service agreements shall be renewed or amended following such term, provided the Board has approved them pursuant to Section 1.3 hereof and this Section
1.15. The Company may also retain a third party to perform day to day administrative and accounting functions or have such functions performed internally.

              1.16 Cash Flow. The Cash Flow (as defined below) received by USE and its Affiliates on the one hand and EIC and its Affiliates (in each case other than the Company) on the other hand from their participation in the

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

Company shall, on an annual basis, be proportionate to the parties respective investments (as defined below) respecting the transaction relating to Gigantissimo 2321 AB and its direct and indirect subsidiaries (the "Gigantissimo Group"). "Cash Flow" for this purpose will include (i) distributions from the Company, (ii) sale proceeds from the sale of Company shares in which Shareholders participate pro rata to their share ownership (iii) fee compensation and reimbursements received by USE and it's Affiliates (in each case other than the Company) from the Company or the Narvarme Group (iv) interest payments and principal repayments of shareholder loans made to the Company provided such loans are made pro rata to share ownership, at the same time and on the same terms and conditions and (v) proceeds from loans by the Company to Shareholders made on a pro rata basis at the same time and on the same terms and conditions. "Investments" shall include share subscription and capital contributions made by USE and EIC to the Company (including cash and USE shares) in accordance with this Agreement and the principal amount of such loans that are made pro rata to share ownership at the same time and on the same terms and conditions. All calculations shall be made on a cash pre-tax basis out of the Company. For the purposes of valuing the proportionate investment of USE and its Affiliates pursuant to this section 1.16, any investment made by way of contributions of USE Parent shares shall be valued based on the average of the closing price per share of USE Parent's common shares on the applicable market as reported in the Wall Street Journal for the twenty (20) consecutive trading days ending on the trading day which is the day such shares are issued by USE Parent's in connection with share subscription or capital contribution in question. In the event a shareholder believes that this section 1.16 has not been adhered to in a given year it may, within 180 days of the end of such year request the Company's auditor to examine the relevant facts and determine whether this section 1.16 has been adhered to during the prior year and, if not, whether an adjustment in Cash Flow is necessary to bring about such compliance. Absent fraud or manifest error, such determination shall be binding on the parties. EIC and USE will use all good faith efforts to cause the relevant parties to the Swedish district heating transaction (including, without limitation, the Company's borrowers and the Company's lenders) to recognise the role and functions of EIC Partners AG and USE Canada Energy Corp. under their respective services agreements such that: (i) USE maintains an overview of the technical aspects of the Swedish district heating transaction; and (ii) EIC maintains an overview of the financial aspects of the Swedish district heating transaction; provided that EIC and USE shall cause their affiliated service providers to share promptly with USE and EIC all relevant material information and [analysis] learned or developed while performing their duties under the various service agreements.

        2.  TRANSFERS permitted by tHE articles

            2.1 Definition of Shares. The term "Shares" as used in the balance of this Agreement means the share capital of the Company of all classes, including, without limitation, subscription rights and options with respect to such share capital or stock received by way of dividend or upon any increase, reduction, substitution or reclassification of Shares, or upon any merger, consolidation or other reorganization of the Company.

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

            2.2 Additional Requirements of Transfer. Any transfer by a Shareholder of Shares permitted by the Articles (a "Transfer") shall be further subject to and conditional upon full compliance by the transferor and transferee with each of the following conditions:

                     (a) Each transferee shall have executed an agreement in form and substance satisfactory to the Company, by which such transferee shall have agreed to become a party to and bound by the terms and conditions of this Agreement.

                     (b) Any transfer, conveyance or other taxes resulting from such Transfer, and any costs or expenses incurred by the Company in connection with such Transfer shall be borne, jointly and severally, by the transferor and/or the transferee and each transferor and transferee do hereby jointly and severally agree to indemnify and hold harmless each other party hereto from such taxes and jointly and severally indemnify and hold harmless the Company from such other expenses, and agree to promptly reimburse the Company or such other party, as the case may be, for any such taxes, costs or expenses.

                      (c) No Transfer shall be made: (i) to a Person who, in accordance with applicable law, lacks the capacity to own, or otherwise is prohibited from owning, such Shares by reason of minority, incompetence or otherwise; or (ii) to a Person otherwise prohibited by applicable law from entering into such transaction or holding such Shares; or (ii) which violates any other provision of this Agreement.

                      (d) Upon the sale, assignment, donation or other disposition of Shares owned by a Shareholder, such transferring Shareholder shall cause its nominees to submit their resignations as directors and officers of the Company, in form and substance satisfactory to the Company.

                       (e) The transferor and transferee shall have delivered to the Company such other agreements, instruments and other documents (including opinions of counsel reasonably satisfactory to the Company) as the Company shall request in order to demonstrate compliance of any such Transfer with the provisions of this Agreement and applicable law.

                      (f) The Transfer will not result in the Company any Shareholder or any Affiliate of any Shareholder being subject to any additional material regulatory burdens or adverse tax treatment.

       3. CONFIDENTIALITY

            3.1   Confidentiality.

                     (a) Neither any Shareholder nor any of its officers, directors, managers, employees, Affiliates, agents or advisors shall without the prior written consent of the other parties: (i) reveal to any third party any confidential or proprietary information, data, documents, know-how or trade secrets of the other parties hereto other than information subject to confidentiality provisions of any confidentiality agreement between EIC Parent and USE Parent or other agreements entered into after the date hereof by the

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

Shareholders that do not relate to the Company or the Business ("Confidential Information"); or (ii) use any Confidential Information in any manner which may directly or indirectly adversely affect the other parties hereto or their Affiliates; provided, however, that any Confidential Information may be disclosed by such Shareholder or its Affiliates in response to ad hoc information requests from the Swiss Exchange ("SWX") or the Frankfurt Securities Exchange or if required by law or legal or regulatory process or as may be required by the rules of or any agreement with the United States of America's SEC, the General Stock Exchange, Inc., or NASDAQ (but only in accordance with such law or legal or regulatory process) in compliance with the valid order of a court of competent jurisdiction or in connection with the procurement of debt or equity funding or a potential sale of the Shareholders' shares in the Company so long as the receiving party agrees to be bound by the confidentiality provisions contained in this Section 3.1. Confidential Information shall not include information which has become available as a matter of public record through no act or omission of such Shareholder, or any of its Affiliates, agents or advisors, or to the extent such Confidential Information was in the possession of such Shareholder or its Affiliates prior to its receipt from the other parties or which was received from a third party without breach of confidentiality obligations. Confidential Information shall not be used by the receiving Shareholder for any reason outside of the purpose and scope of this Agreement. The obligations established pursuant to this Section shall survive any termination of this Agreement for a period of three (3) years, except that there shall be no limit on the amount of time trade secrets must be kept confidential.

                     (b) Each Shareholder shall take reasonable efforts to ensure that the Confidential Information is not disclosed to, or obtained from it or its employees, officers or agents by, any Person other than personnel employed by it or acting on its behalf who require to have access to it in order to facilitate the transactions contemplated by this Agreement and the conduct of the business of the Company in accordance with this Agreement.

                     (c) The parties hereto agree that irreparable damage shall occur in the event of a breach of Sections 3.1 (a) or (b) and that the non-breaching parties shall be entitled to equitable relief in the event of any such breach.

                  3.2      Competition of Shareholders Allowed.

                           None of USE Parent, USE, EIC Parent, EIC or any of
their respective Affiliates shall be prohibited by this Agreement from engaging in any business or activities that are competitive to those of the Company or any of the other Shareholders.

      4.  TERM AND TERMINATION

                4.1 Term of Agreement. The term of this Agreement shall continue in force until terminated as herein provided.

                4.2    Termination.  (a)    This Agreement shall terminate with
respect to the Company and all Shareholders upon the occurrence of any of the following events:

                       (1) The adjudication of the Company as a bankrupt, the execution of an arrangement for the benefit of creditors of the Company, the appointment of a receiver to the Company or the voluntary or involuntary winding up of the Company.

                       (2) The execution of a written instrument, by the Company, each of the Shareholders terminating this Agreement, or

                        (3) Any public offering of share capital or other securities of the Company.

                                          (b)  This Agreement shall
automatically terminate with respect to a Shareholder in the event that his interest in his Shares completely terminates and, upon such complete termination, such Shareholder shall have no further rights or obligations hereunder other than those rights and obligations arising prior to such termination and other than the obligations imposed by Article 3. If such Shareholder subsequently acquires or reacquires Shares, he shall automatically become bound once again by the terms of this Agreement. This Section in no event shall be interpreted so as to relieve a Shareholder of liability for his breach of or failure to comply with any term or provision hereof arising or existing prior to or at the time of the termination of this Agreement.

            4.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Article 4, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not relieve any party from liability for any breach of this Agreement; and further provided, however, that the following provisions of this Agreement shall survive termination: Sections 3.1, 3.2, 4.3, 5.3, 5.6, 6.1, 6.8, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.17,
6.22 and 6.23.

       5.  REPRESENTATIONS AND WARRANTIES AND COVENANTS

                5.1 EIC's Representations and Warranties. EIC and EIC Parent represents and warrants to USE and USE Parent as follows:

                        (a) Organization; Authority Relative to this Agreement. EIC is a company duly organized, validly existing and in good standing under the laws of Jersey. EIC Parent is a corporation duly organized and validly existing and in good standing under the laws of Switzerland. EIC is a wholly owned Subsidiary of EIC Parent. EIC and EIC Parent have all necessary company power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby.

                        (b) Due Execution and Delivery. No other corporate proceedings on the part of EIC and EIC Parent are necessary to Authorise this Agreement. This Agreement has been duly and validly executed and delivered by EIC and EIC Parent and, assuming it constitutes a valid and binding agreement of

EIC and EIC Parent, constitutes a legal, valid and binding agreement of EIC and EIC Parent enforceable against EIC and EIC Parent in accordance with its terms.

                         (c)  Non-Contravention.  The execution and delivery by
EIC and EIC Parent of this Agreement do not and will not (i) contravene or conflict with the Certificate of Incorporation or By-Laws of EIC and EIC Parent, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to EIC and EIC Parent.

                         (d)  Required Filings and Consents.  The execution and
delivery by EIC and EIC Parent of this Agreement does not require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, or otherwise require any consent of any other Person.

                         (e)  Litigation.  As of the date hereof, there is no
action, suit, claim, investigation or proceeding pending against, or to the knowledge of EIC and EIC Parent, threatened against EIC and EIC Parent or any of their Affiliates before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which challenges or seeks to enjoin any of the actions contemplated by this Agreement.

              5.2 USE's Representations and Warranties. USE and USE Parent represents and warrants to EIC and EIC Parent as follows:

                         (a)   Organization; Authority Relative to this
Agreement. USE Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware USE is a Company duly organized, validly existing and in good standing under the laws of the Netherlands. USE and USE Parent have all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                        (b) Due Execution and Delivery. No other corporate proceedings on the part of USE and USE Parent are necessary to Authorise this Agreement. This Agreement has been duly and validly executed and delivered by USE and USE Parent and, assuming it constitutes a valid and binding agreement of USE and USE Parent, constitutes a legal, valid and binding agreement of USE and USE Parent enforceable against USE and USE Parent in accordance with its terms.

                        (c) Non-Contravention. The execution and delivery by USE and USE Parent of this Agreement does not and will not (i) contravene or conflict with the Certificate of Incorporation or By-Laws of USE and USE Parent, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to USE and USE Parent.

                        (d) Required Filings and Consents. The execution and delivery by USE and USE Parent of this Agreement does not require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, or otherwise require any consent of any other Person.

                        (e) Litigation. As of the date hereof, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of USE and USE Parent, threatened against USE and USE Parent or any of their Affiliates before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which challenges or seeks to enjoin any of the actions contemplated by this Agreement.

              5.3 Tax. The Parties intend that the Company shall be treated as a partnership for U.S. tax purposes and agree to refrain from taking any action which would cause or result in any Project Company being treated as anything other than a partnership for tax purposes. The Parties shall make capital contributions to the Company in a tax efficient manner consistent with prudent business practices. The parties shall cause the Company to take all actions necessary to "check the box" for US tax purposes if requested by USE Parent.

              5.4 Compliance with Laws. Each of EIC and USE shall comply in all material respects, and shall cause its respective "Subsidiaries" (as defined below) to comply in all material respects, with all applicable laws, rules or regulations of any other jurisdiction that are or may be applicable to the Company in connection with the implementation of this Agreement. For purposes of this Agreement, "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

               5.5 Regulatory Matters. The Parties shall cooperate with each other to ensure that all information necessary for the making of (or responding to any requests for further information consequent upon) any notifications or filings made in respect of this Agreement, or the transactions contemplated hereby, with any governmental agency or authority is supplied to the Party responsible for such notification and filings in order that such filings are properly, accurately and timely made.

                5.6  Indemnification.

                       (a) Each Party hereto shall indemnify and hold harmless the other Party and the other Party's officers, directors, shareholders, Affiliates, successors and permitted assigns against any claims, losses, liabilities, damages or expenses relating to or arising from any (i) acts or omissions of the indemnifying Party or the indemnifying Party's officers, directors, Affiliates, successors or permitted assigns that are in breach of any agreement or any representation or warranty set forth in this Agreement or (ii) gross negligence or wilful misconduct of the indemnifying Party or the indemnifying Party's officers, directors, Affiliates, successors and permitted assigns.

                        (b) If any Party shall be entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall give prompt notice to the Party from which such indemnity is sought (the "Indemnifying Party") of any claim or proceeding pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim, to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder and (ii) is not otherwise reasonably satisfactory to the indemnified party.

       6.  MISCELLANEOUS.

                  6.1     Notices.  (a)     Any notice or other communication
required or permitted hereunder shall be in writing and shall be delivered personally by Federal Express or similar overnight courier service if addressed to the Shareholders at the addresses set forth below:

                           if to EIC or EIC Parent:

                           A & A EIC Electricity Investment Company
                           62 Route de Frontenex
                           P.O. Box 6525
                           1211 Geneve 6
                           Switzerland

                           with a copy to:

                           EIC Investments (Jersey) Limited
                           No. 1 Seaton Place
                           St. Helier
                           Jersey JE4 8YJ
                           Channel Islands

                           with a copy to:

                           EIC Partners AG
                           P.O. Box 35

                          General - Wille Strasse 59
                          8706 Feldmeilen
                          Switzerland

                          Attention: Dominique Candrian
                          Telephone: +41-43-844 1000

                          Fax: +41-1-318 3411 (until 15 April 2002)
                          Fax: +41-43-844 1001 (from 15 April 2002).

                           and

                           if to USE or USE Parent:

                           U.S. Energy Systems, Inc.
                           One North Lexington Avenue
                           4th Floor
                           White Plains, New York 10601
                           Attention: Goran Mornhed, President and Chief Operating Officer
                           Fax: ++1- 914-999-5190

                           With a copy to:
                           Robinson Brog Leinwand Greene
                           Genovese & Gluck P.C.
                           1345 Avenue of the Americas
                           New York, New York 10105-0143

                           With a copy to:
                           Endoray Investments, B.V.
                           C/o Insinger de Beaufort/Equity Trust Company N.V. Officia 1, De Boelelaan 7
                           1083 HJ Amsterdam
                           The Netherlands
                           Fax: ++31 20 6427675

                           and if to the Company:

                           c/o McCann FitzGerald
                           2 Harbourmaster Place, IFSC, Dublin 1, Ireland

                           Attention: Michael Ryan
                           Fax: ++353-1-829-0010

         (b) Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date delivered, if delivered personally or by a nationally recognized overnight courier, (ii) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (iii) three business days after being sent, if sent by registered or certified mail. Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

        6.2 Intellectual Property Rights. Any intellectual property rights held by a Shareholder or its Affiliates that are made available to the other Shareholder or to the Company in the implementation of this Agreement will be on a non-exclusive and no profit basis, to the extent such Shareholder is legally or contractually able to do so.

        6.3 Names and Logos. To further the objectives of this Agreement, the Shareholders acknowledge and agree that the Company shall have the non-exclusive right to use the names and logos of the Shareholders in connection with the implementation of this Agreement subject to the prior written approval of the Shareholder whose name and logos are being used.

         6.4 No Inconsistent Efforts or Agreements. No Shareholder shall solicit proposals or enter into any agreements or arrangements of any kind with any Person (other than a party hereto) with respect to the Company on terms inconsistent with the provisions of this Agreement.

          6.5 Publicity; Publications. All media contacts and public announcements by any Shareholder or any of its Affiliates regarding the matters covered by this Agreement shall be mutually agreed upon by the parties hereto. Unless otherwise agreed to by the parties hereto, media contacts and public announcements relating to the Company shall be approved by the Board. Notwithstanding the foregoing, the Shareholders and their Affiliates may make such public announcements, reports, filings and disclosures concerning this Agreement and the businesses of the Company as may be required in response to ad hoc information requests from the SWX or the Frankfurt Securities Exchange or by the rules of or any agreement with the SEC, the New York Stock Exchange, Inc. or NASDAQ, provided, that, such disclosing Shareholder or Affiliate shall use reasonable efforts to consult with the other Shareholder regarding the nature and contents of the contemplated disclosure. Unless the parties hereto otherwise agree, each and every advertisement by or on behalf of the Company shall have the "EIC" name on the left side of such advertisement and the "U.S. Energy Systems, Inc." name on the right side of such advertisement.

          6.6 Cooperation Regarding Developments. To assist in achieving the purposes and intent of this Agreement and the transactions contemplated hereby, each of the Shareholders shall from time to time brief the other on trends in the industry, including legislative and legal developments, that impact markets relating to the Company.

          6.7 Compliance with Laws. Each of the Shareholders shall comply in all material respects, and shall cause its respective Subsidiaries to comply in all material respects, with all applicable laws, rules or regulations of Ireland or any other jurisdiction that are or may be applicable to the efforts hereunder or the Company in connection with the implementation of this Agreement.

         6.8 Regulatory Matters. The parties hereto shall cooperate with each other to ensure that all information necessary for the making of (or responding to any requests for further information consequent upon) any notifications or filings made in respect of this Agreement, or the transactions contemplated hereby, with any governmental agency or authority is supplied to the party responsible for such notification and filings in order that such filings are properly, accurately and timely made.

         6.9 Assignment. This Agreement shall not be assigned by any party hereto or by operation of law or otherwise, provided, however, that a merger of the ultimate parent of any Shareholder shall not be deemed to be an assignment by operation of law for the purposes of this Section 6.9.

         6.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         6.11 No Consequential Damages. Except as otherwise provided in this Agreement, it is agreed that no Party hereto will be responsible to the others for any indirect, special, incidental or consequential loss or damage whatsoever (including lost profits and opportunity costs) arising out of this Agreement.

         6.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         6.13 Independent Parties. Nothing contained in this Agreement shall be deemed or construed for any purpose to establish, between the Shareholders, a partnership or joint venture, a principal-agent relationship, or an employer-employee relationship, and neither Shareholder shall have the authority to bind the other with respect to the Company other than as may be provided in the operative documents executed by the Shareholders with respect to the Company.

          6.14 Fees and Expenses. The Company will reimburse the Shareholders and their Affiliates for all direct and indirect internal and external expenses and costs on a fully loaded basis without profit incurred by them relating to the Swedish district heating transaction including, without limitation, USE Parent and EIC Parent, EIC or EIC Partners AG which will charge their employees' time at the rate of the employees hourly base salary times a factor of 1.8.

          6.15 Entire Agreement. This Agreement and the letter agreement by and among the parties hereto of even date contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral.

          6.16 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended only with the prior written consent of the Company, USE Parent, USE, EIC Parent and EIC. This Agreement may be waived, only by a written instrument signed by the party hereto waiving compliance. No delay on the part of any party in exercising any fight, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          6.17 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Ireland applicable to agreements made and to be performed entirely within Ireland, without regard to the conflict of laws rules thereof. Except as set forth in section 1.16 hereof, any dispute or difference of any kind whatsoever which arises or occurs between the parties in relation to any thing or matter arising under, out of or in connection with this Agreement shall be referred to arbitration under the Arbitration Rules of the Chartered Institute of Arbitrations in Ireland.

          6.18 Further Assurances. Each of the parties shall execute and deliver such other documents and take such other or further action as any other party may reasonably request so as to consummate the transactions contemplated hereby more effectively.

          6.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          6.20 Definitions. The following terms, as used herein, have the following meanings:

                           "Affiliate" of any Person means any other Person
directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person.

                           "Business" shall mean the debt and equity financing
(debt and/or equity) development, ownership, management and operation of private heating district systems in Sweden, and related activities other than the generation, transmission or distribution of electric energy for sale.

                           "Code" shall mean the United States of America's
Internal Revenue Code of 1986, as amended.

                           "control" shall mean the power to direct the
management and policies of such Person directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                           "Effective Date" shall have the meaning set forth in
the Merger Agreement.

                           "Fiscal Year" means a calendar year.

                           "Person" means an individual, corporation, limited
liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

                6.21 Headings; Gender. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

                6.22 Specific Enforcement. Each Shareholder acknowledges and agrees that the covenants and undertakings contained in this Agreement relate to matters which are of a special, unique and extraordinary character and that a violation of any of the terms of this Agreement will cause irreparable injury to the Company and the Shareholders and that the amount of such injury will be difficult, if not impossible, to estimate or determine and cannot be adequately compensated by monetary damages. Therefore, each Shareholder agrees that the other parties hereto shall be entitled, in addition to all other rights and remedies available under this Agreement and applicable law, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation and compelling performance of any of such terms by a Shareholder and by such other persons as the court shall order.

               6.23 Governing Documents. If there is any inconsistency between the Articles and this Agreement, the provisions of the Articles shall be amended and the provisions of this Agreement shall govern.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                         ENDORAY INVESTMENTS, B.V.

                                         By:______________________________
                                             Name:
                                             Title:

                                         U.S. ENERGY SYSTEMS, INC.


                                         /s/ Goran Mornhed
                                             --------------------
                                             Name: Goran Mornhed
                                             Title: President

                                         EIC INVESTMENTS (JERSEY) LIMITED

                                           /s/  Dominique Candrian
                                                ------------------------
                                                Name: Dominique Candrian
                                                Title: Director

                                        A & A EIC ELECTRICITY INVESTMENT COMPANY

                                          /s/ Dominique Candrin
                                              --------------------------
                                              Name: Dominique Candrian
                                              Title: C.E.O.



                                          PRESENT when the Common Seal
                                          of SCANDINAVIAN ENERGY FINANCE LIMITEd
                                          was affixed hereto:


                                          ___________________________
                                          Director

                                          ___________________________
                                          Director/Secretary

                                   SCHEDULE 1


List Varmeland Teknik AB and Narvarme Svergie AB Agreements referred to in
Section 1.5.

                                   SCHEDULE 1A


List of material agreements and instruments relating to the Swedish district heating transaction.

                                   SCHEDULE 2



    Pro Forma financial projection of the Company referred to in Section 1.3.